UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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Edwards Lifesciences Corporation

(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for Edwards Lifesciences Corporation Annual Meeting of Stockholders to be held on May 3, 2022 For Stockholders of record as of March 9, 2022 complete This communication proxy materials presents that are only available an overview to you on of the Internet more. This shares is. not We a encourage ballot. You you cannot to access use this and notice review to all vote of your the important voting. information contained in the proxy materials before To www view .proxydocs the proxy .com/EW materials, go to: To 12- vote digit control your proxy number while in visiting the box this below site, . you will need the Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. CONTROL NUMBER For a convenient way to view proxy materials and VOTE, go to www.proxydocs.com/EW Have the 12-digit you control access number the website located and in follow the shaded the instructions box above. available when IThere f you want is no to charge receive to you a paper for requesting or e-mail copy a copy of .the In order proxy to material receive s, a you paper must package request in one time . for this year’s stockholder meeting, you must make this request on or before April 22, 2022. To order paper materials, use one of the following methods: When requesting via the Internet or telephone, you will need the * If requesting material by e-mail, please send a blank e-mail with the 12-digit control number (located above) 12- digit control number located in the shaded box above. in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. Edwards Lifesciences Corporation Meeting Information Meeting Materials: Notice of Meeting, Proxy Statement and Annual Report on Form 10-K Meeting Type: Annual Meeting of Stockholders Date: Tuesday, May 3, 2022 Time: 10:00 AM Pacific Time Place: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/EW for more details You must register to attend the meeting online at www.proxydocs.com/EW. SEE REVERSE FOR FULL AGENDA

Edwards Lifesciences Corporation

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL

1.	Election of Directors

1.1	Kieran T. Gallahue

1.2	Leslie S. Heisz

1.3	Paul A. LaViolette

1.4	Steven R. Loranger

1.5	Martha H. Marsh

1.6	Michael A. Mussallem

1.7	Ramona Sequeira

1.8	Nicholas J. Valeriani

2.	Advisory Vote to Approve Named Executive Officer Compensation

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

4.	Stockholder Proposal for an Advisory Vote to Reduce the Share Ownership Threshold to Call a Special Meeting